Exhibit 5.1

Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 United States of America T: +1 212 506 2500 F: +1 212 262 1910 www.mayerbrown.com

April 10, 2026

Angel Studios, Inc.

295 W Center St.

Provo, UT 84601

Re:    Angel Studios, Inc.

Ladies and Gentlemen:

We have acted as counsel to Angel Studios, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 14,300,000 shares (the “Shares”) of its Class A common stock, par value $0.0001 per share (the “Common Stock”), including up to 2,145,000 Shares that may be sold pursuant to the exercise of an option to purchase additional shares, pursuant to a Registration Statement on Form S-3 (No. 333-291514) (as the same may be amended and supplemented as of the date hereof, the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), a base prospectus, dated December 4, 2025 (the “Base Prospectus”), and a prospectus supplement, dated April 10, 2026 (together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the corporate and organizational documents of the Company, including the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) the resolutions of the Board of Directors of the Company with respect to the issuance and sale of the Shares, (iii) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof, and (iv) an executed copy of the Underwriting Agreement, dated as of April 10, 2026, between the Company and Roth Capital Partners, LLC, acting as the representative of the several underwriters listed on Schedule I thereto (the “Underwriting Agreement”). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

In connection with this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We also have assumed the integrity and completeness of the minute books of the Company presented to us for examination. With respect to certain factual matters, we have relied upon certificates of officers of the Company.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown

LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown Hong Kong LLP (a Hong Kong limited liability partnership) and Tauil & Chequer Advogados (a Brazilian law partnership).

Mayer Brown LLP

April 10, 2026

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when and if issued and delivered against payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on April 10, 2026, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP